As filed with the Securities and Exchange Commission on December 18, 2013

Registration No. 333-149594

Registration No. 333-155737

Registration No. 333-158263

Registration No. 333-159466

Registration No. 333-166938

Registration No. 333-172928

Registration No. 333-177124

Registration No. 333-180291

Registration No. 333-187352

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-1

(Registration Statement No. 333-149594)

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-1

(Registration Statement No. 333-155737)

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-1

(Registration Statement No. 333-158263)

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-1

(Registration Statement No. 333-159466)

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-1

(Registration Statement No. 333-166938)

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-1

(Registration Statement No. 333-172928)

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-1

(Registration Statement No. 333-177124)

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-1

(Registration Statement No. 333-180291)

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-1

(Registration Statement No. 333-187352)

REGISTRATION STATEMENTS

UNDER

THE SECURITIES ACT OF 1933

AMERICAN BAR ASSOCIATION MEMBERS/

NORTHERN TRUST COLLECTIVE TRUST

(Exact name of registrant as specified in its charter)

Illinois	6799	04-6691601
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

50 South LaSalle Street, Chicago, Illinois 60603

(312) 630-6000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Stephen N. Potter, President

Northern Trust Investments, Inc.

50 South LaSalle Street

Chicago, Illinois 60603

(312) 630-6000

(Name, address including zip code, and telephone number, including area code, of agent for service)

with copies to:

Dennis V. Osimitz

Andrew H. Shaw

Sidley Austin LLP

One South Dearborn Street

Chicago, IL 60603

(312) 853-7000

Approximate date of commencement of proposed sale to the public:

No longer applicable because shares are being removed from registration.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated Filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

THIS POST-EFFECTIVE AMENDMENT WILL BECOME EFFECTIVE IN ACCORDANCE WITH THE PROVISIONS OF SECTION 8(C) OF THE SECURITIES ACT OF 1933.

DEREGISTRATION OF SECURITIES

These Post-Effective Amendments relate to the following registration statements (the “Registration Statements”) filed by the American Bar Association Members/Northern Trust Collective Trust (the “Collective Trust”) with the Securities and Exchange Commission (the “SEC”):

Registration Statement on Form S-1 (Registration No. 333-149594) filed on March 7, 2008, registering pro rata beneficial interests in collective investment funds established under the Collective Trust (“Units”) with a proposed maximum aggregate offering price of $500,000,000. The Collective Trust has unsold Units with a proposed maximum aggregate offering price of $13,884,088 under this registration statement.

Registration Statement on Form S-1 (Registration No. 333-155737) filed on November 26, 2008, registering Units with a proposed maximum aggregate offering price of $300,000,000. The Collective Trust has unsold Units with a proposed maximum aggregate offering price of $32,194,199 under this registration statement.

Registration Statement on Form S-1 (Registration No. 333-158263) filed on March 27, 2009, registering Units with a proposed maximum aggregate offering price of $150,000,000. The Collective Trust has unsold Units with a proposed maximum aggregate offering price of $6,737,017 under this registration statement.

Registration Statement on Form S-1 (Registration No. 333-159466) filed on May 22, 2009, registering Units with a proposed maximum aggregate offering price of $1,345,000,000. The Collective Trust has unsold Units with a proposed maximum aggregate offering price of $657,725,574 under this registration statement.

Registration Statement on Form S-1 (Registration No. 333-166938) filed on May 19, 2010, registering Units with a proposed maximum aggregate offering price of $175,000,000. The Collective Trust has unsold Units with a proposed maximum aggregate offering price of $171,391,207 under this registration statement.

Registration Statement on Form S-1 (Registration No. 333-172928) filed on March 18, 2011, registering Units with a proposed maximum aggregate offering price of $470,000,000. The Collective Trust has unsold Units with a proposed maximum aggregate offering price of $316,191,567 under this registration statement.

Registration Statement on Form S-1 (Registration No. 333-177124) filed on October 3, 2011, registering Units with a proposed maximum aggregate offering price of $80,000,000. The Collective Trust has unsold Units with a proposed maximum aggregate offering price of $74,467,153 under this registration statement.

Registration Statement on Form S-1 (Registration No. 333-180291) filed on April 25, 2012, registering Units with a proposed maximum aggregate offering price of $220,000,000. The Collective Trust has unsold Units with a proposed maximum aggregate offering price of $194,227,284 under this registration statement.

Registration Statement on Form S-1 (Registration No. 333-187352) filed on March 18, 2013, registering Units with a proposed maximum aggregate offering price of $178,000,000. The Collective Trust has not sold any Units under this registration statement.

Pursuant to the undertakings contained in the Registration Statements, the Collective Trust is filing these Post-Effective Amendments to remove from registration all of the Units that were registered pursuant to the Registration Statements but remain unsold as of the date hereof. The Collective Trust is deregistering these Units because its obligations to maintain the effectiveness of the Registration Statements have expired.

Accordingly, the Collective Trust files these Post-Effective Amendments to deregister the Units covered by the Registration Statements that remain unsold as of the date hereof.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.	Exhibits and Financial Statement Schedules.

(a) Exhibits

Exhibit No.	Description of Exhibit

24.1*	Power of Attorney (included in the Registrant’s Registration Statement on Form S-1 (File No. 333-187352) filed with the Commission on March 18, 2013).

*	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused these Post-Effective Amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on December 18, 2013.

AMERICAN BAR ASSOCIATION MEMBERS/ NORTHERN TRUST COLLECTIVE TRUST

By:	/s/ Thomas R. Benzmiller
Name:	Thomas R. Benzmiller
Title:	Principal Executive Officer

Pursuant to the requirements of the Securities Act of 1933, these Post-Effective Amendments have been signed by the following persons in the capacities indicated on December 18, 2013.

Signature	Title

/s/ Thomas R. Benzmiller	Principal Executive Officer of the American Bar Association Members/Northern Trust Collective Trust
Thomas R. Benzmiller

/s/ Randal Rein Randal Rein	Principal Financial Officer and Principal Accounting Officer of the American Bar Association Members/Northern Trust Collective Trust

*	Director of Northern Trust Investments, Inc.
Robert P. Browne

*	Director of Northern Trust Investments, Inc.
Christopher W. Carlson

*	Director of Northern Trust Investments, Inc.
Stephen N. Potter

*	Director of Northern Trust Investments, Inc.
Beth M. Provanzana

*	Director of Northern Trust Investments, Inc.
Alan W. Robertson

*	Director of Northern Trust Investments, Inc.
Shundrawn A. Thomas

*	Director of Northern Trust Investments, Inc.
Lloyd A. Wennlund

*By	/s/ Thomas R. Benzmiller
Name:	Thomas R. Benzmiller Attorney-in-Fact

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